Wolfprint 3D Inc.

ANNUAL REPORT

Greentree Drive 160, Suite 101, Dover, DE 19940

+37253446372; www.wolfprint3d.com

This Annual Report is dated May 1, 2017.

Forward Looking Statements Disclosure

This Form C-AR and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form C-AR are forward-looking statements. Forward-looking statements give the Company´s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intended,” “believe,” “may,” “should,” “can have,” “likely” and any other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this Form C-AR and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form C-AR, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company´s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company´s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by the Company in this Form C-AR or any documents incorporated by reference herein or therein speaks only as of the date of this Form C-AR. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

BUSINESS

Overview

Wolfprint 3D Inc. (the Company) is a Delaware corporation which was incorporated on August 18, 2016. The Company provides products and services related to 3D modelling and 3D scanning.

On September 16, 2016, the stockholders of Wolfprint 3D OÜ, an Estonian limited company, entered into an agreement with the Company pursuant to which such stockholders exchanged all of their shares of capital stock of Wolfprint 3D OÜ for an aggregate of 10,870 shares of the common stock of the Company. As a result of this exchange, Wolfprint 3D OÜ is a wholly-owned subsidiary of the Company.

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Business Description

The Company is a software company developing a smartphone application for creating realistic avatars of people for virtual reality and games. The Company believes the future of VR/AR and gaming goes beyond individual experiences, making VR/AR the most social computing platform yet. To make virtual experiences truly social, every person needs a unique 3D avatar that represents him or her in virtual worlds. The Company seeks to engage people in games and VR by building a smartphone-based avatar creation app that anyone can use. The Company’s solution enables a person to 3D scan his or her face by using a smartphone frontal camera. The application creates detailed face geometry and texture based on a 20 second scan, where a person has to hold the phone stationary in front of his/her face while turning his/her head to right and left as per instructions given during capture. The Company is working with industry recognized game studios, training simulation studios, virtual reality arcades and independent developers in the virtual reality and gaming market. In addition, the Company is offering solutions to businesses who seek to offer extra value to their customers through personalized experience.

Intellectual Property

We currently hold valid European design patents on apparatus for recording 3D images.

Legal Proceedings

There are no pending legal proceedings that are material to our business or financial condition and, to our knowledge, there are no such legal proceedings contemplated or threatened.

Previous Offerings of Securities

On October 3, 2016, the Company commenced side-by-side offerings of an aggregate principal amount of convertible promissory notes (the Crowd Notes) of $1,000,000 pursuant to Regulation CF and an aggregate principal amount of Crowd Notes of $500,000 pursuant to Regulation D. In 2017, in a series of closing, the last of which occurred on April 6, 2017, the Company raised gross proceeds of $604,640 and issued an aggregate principal amount of Crowd Notes of $164,700 to investors pursuant to the Regulation CF offering, an aggregate principal amount of Crowd Notes of $439,940 to investors pursuant to the Regulation D offering and an aggregate principal amount of Crowd Notes of $29,857 to SI Securities LLC, as non-cash compensation for acting as exclusive placement agent and intermediary in connection with the Company’s Regulation CF offering and Regulation D offering. The Company also paid SI Securities LLC a cash placement fee in the aggregate amount of $30,344.50. The Crowd Notes issued pursuant to the Regulation CF offering and the Regulation D offering are substantially similar. However, the Crowd Notes issued pursuant to the Regulation D offering and to SI Securities LLC accrue interest at a rate of 5% per annum, while the Crowd Notes issued pursuant to the Regulation CF offering accrue no interest. In the case of the Crowd Notes issued pursuant to Regulation CF, upon the closing of a qualified equity financing, which is defined as the first sale by the Company of preferred stock in which the Company receives gross proceeds of not less than $1 million, such Crowd Notes will convert into shares of the Company’s preferred stock at the earlier of (i) the Company’s election or (ii) the occurrence of a corporate transaction. In the case of the Crowd Notes issued pursuant to Regulation D, upon the occurrence of a qualified equity financing, the Crowd Notes, together with accrued interest thereon, will automatically convert into shares of the Company’s preferred stock.

The price at which the Crowd Notes issued by the Company pursuant to Regulation CF and Regulation D will convert into shares of preferred stock upon the occurrence of a qualified equity financing equals the lesser of: A) 20% less than the price per share paid by the investors purchasing preferred stock in the qualified equity financing and B) a price per share equal to $4,500,000 divided by the number of shares of the Company’s common stock outstanding on a fully diluted basis. In the event of a corporate transaction, if it occurs prior to a qualified equity financing or if the value of the converted shares that the investor would receive is less than twice the amount the investor invested, the investor will receive a payment equal to twice the amount of its initial investment in lieu of the converted shares.

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The net proceeds received by the Company from the offerings pursuant to Regulation CF and Regulation D were $564,588.40. Such net proceeds are being used primarily to fund development of the Company’s technology.

Although the Company does not currently have any specific plans to offer additional securities, the Company anticipates that it will need to raise additional capital through the issuance of securities in the 3rd or 4th quarter of 2017.

Related Party Transactions

As of December 31, 2016, Wolfprint 3D OÜ was obligated to pay AS Estonian Business School, a stockholder of the Company, the principal amount of $129,790 plus interest under the terms of a loan agreement dated May 23, 2014 between Wolfprint 3D OÜ and AS Estonian Business School. Such loan accrues interest at an annual rate of 12%, is secured by the fixed assets of Wolfprint 3D OÜ and is required to be repaid before repayment of any other loans made to Wolfprint 3D OÜ. As of December 31, 2016, the total amount of interest outstanding under the loan was $23,120. The loan was used to finance past and current development and research projects. Pursuant to an amendment to the loan, the maturity date of the loan was extended to December 31, 2017. AS Estonian Business School Group has the right to convert, at a discounted rate, $54,000 of the outstanding loan amount into certain financings undertaken by Wolfprint 3D OÜ, provided that the gross proceeds from any such financing equal at least $217,428.

On December 29, 2016, Wolfprint 3D OÜ entered into a 3-week loan agreement with Healthcare Solutions OÜ, a stockholder of the Company, pursuant to which Healthcare Solutions OÜ loaned Wolfprint 3D OÜ the principal amount of $18,466. The loan bears interest at a rate of 2% per annum. This loan was one of a series of loans made by Healthcare Solutions OÜ to Wolfprint 3D OÜ during 2016. All of the other loans made by Healthcare Solutions OÜ to Wolfprint 3D OÜ during 2016 were repaid or rolled into the loan made on December 29, 2016. The December 29, 2016 loan is secured by the accounts receivable of Wolfprint 3D OÜ. As of December 31, 2016, total outstanding interest on the December 29, 2016 loan was $222. On January 20, 2017, Wolfprint 3D OÜ repaid the principal amount of the December 29, 2016 loan together with accrued interest thereon of $245.62.

Stockholders of the Company have advanced funds to the Company or Wolfprint 3D OÜ in the normal course of business. As of December 31, 2016, the balance due to the stockholders under this arrangement was $295. These advances bear no interest and are considered payable on demand.

RISK FACTORS

We have no history in the United States and have not generated any revenues

We have relocated from Estonia and have not yet commenced our planned principal operations in the United States nor generated any revenue. Our activities in the United States since the Company’s incorporation in Delaware in August 2016 have consisted of formation activities and the raising of capital through the issuance of the Crowd Notes. Once we commence our planned principal operations in the United States we will incur significant additional expenses. We are dependent upon additional capital resources for the commencement of our planned principal operations and are subject to significant risks and uncertainties including failing to secure funding to operationalize our planned operations or failing to profitably operate the business.

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The company’s financial statements include a “going concern” note.

Even if we are able to successfully begin operations in the United States, we may not have enough funds to sustain the business until it becomes profitable. We may not accurately anticipate how quickly we may use funds available and if such funds are sufficient to make any profits at all.

We operate in a new market in which we are trying to establish and respond to demand that does not yet exist.

While the Virtual Reality (VR) and Augmented Reality (AR) markets have a lot of promise, there is no guarantee that consumer adoption of VR and AR products and services will be as swift and large scale as predicted. If we are not able to create a big enough market for our products and services, we may not be able to keep the Company afloat. Slow consumer adoption of tools and services similar to ours may negatively impact our business.

Does anyone want our product and will they pay enough for it?

We will only succeed if we establish a stable client base including collaborations with large companies active in our markets. Slow adoption by partners would mean that we would not be able to generate enough revenue from collaborating with them. We do not currently know if and when private individuals will be willing to pay for our services.

We may not be able to develop and protect technology in accordance with our plans.

Our plans to further develop our virtual and augmented reality technologies may not be as successful as we hope. We may spend a lot of time and money designing the technology only to find out it does not work. Even if we successfully develop any technology we may not be able to obtain appropriate intellectual property protection for it, which would make it less valuable.

We may not be able to get patent and other intellectual property protection for our technology in the United States.

While we currently hold valid European design patents on apparatus for recording 3D images, there is no guarantee that the US Patent Office will approve any patent application we may file in a timely manner. This could reduce the value of our products and services.

We are not going to make any profits for at least three years.

We have never had any significant revenues and no profits are projected for the next three years at the very least. There is no guarantee we will have any profits after three years or ever.

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We have a small management team with no US market experience.

We depend on the skills and experience of a small management team. Our management team consists of non-US individuals who have no previous experience with US markets. The Company needs to hire additional employees and personnel to successfully scale up. In particular, we will need to hire people with sales and marketing expertise in the United States. Our ability to raise sufficient capital may have an impact on our ability to attract and hire the right talent.

We may not be able to obtain appropriate immigration status for members of our management team or employees or other personnel going forward.

The process of moving our main operations to the United States may not go as smoothly as we hope if we encounter immigration law related issues. Our management team and future employees who are non-US citizens will need appropriate authorization from the United States federal government to work in the United States if formally employed and paid by the Company. There is no guarantee this will happen as quickly as we hope and in accordance with our needs.

We will need more people to join our Company.

We will need to engage additional engineers and people with the skills necessary to ensure we create and sell a premium product. The people we bring on should come with specialized skills that will bring value to the Company. There are no guarantees that we will be able to find the right people for the job.

The Company is going to need more money.

We will probably need to raise more funds in the future and if we do not raise them we will fail. Even if we do raise additional capital in the future, the terms of the issuance of such securities might result in previous investments in the Company being worthless because later investors might receive more favorable terms.

We depend on the success of various ongoing discussions with companies able to successfully integrate our products and pay for them.

In order to be successful, we have to sign cooperation sales and licensing agreements with various large companies operating in the gaming and VR/AR space. These are the companies that have the resources to pay for our products and services on a scale to make our business viable. While we have received substantial interest from many of these companies, there is no guarantee that we will be able to finalize enough of these agreements in time to keep the Company going.

We have a number of competitors more established than we are.

There are other companies providing services similar to ours. Some of these companies are large established companies with resources far superior to ours. Accordingly, they may be able to develop technologies better than ours and may succeed in convincing clients to adopt them faster.

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Although dependent on certain key personnel, the Company does not have any key man life insurance policies on any such people.

The Company is dependent on Timmu Tõke in order to conduct its operations and execute its business plan. However, the Company has not purchased any insurance policies with respect to him in the event of his death or disability. Therefore, if Timmu Tõke dies or becomes disabled, the Company will not receive any compensation to assist with such person´s absence. The loss of such person could negatively affect the Company and its operations.

We are not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary, and are not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurance that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management´s time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We have not prepared any audited financial statements.

Therefore, you have no audited financial information regarding the Company´s capitalization or assets or liabilities.

The Company´s success depends on the experience and skill of the sole member of its board of directors, its executive officers and key employees.

The Company is dependent on Timmu Tõke, Haver Järveoja, Kaspar Tiri and Rainer Selvet. The loss of them could harm the Company´s business, financial condition, cash flow and results of operations.

REGULATORY INFORMATION

The company has not previously failed to comply with the requirements of Regulation Crowdfunding.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Our directors and executive officers as of the date hereof, are as follows:

Name	Position(s)	Dates of Service

Timmu Tõke	Chief Executive Officer and Director	since Company’s formation
Haver Järveoja	Secretary and Treasurer	since Company’s formation

Timmu Tõke, Chief Executive Officer and Director

In 2009, at the age of 16 and while a high school student, Timmu founded his first company. He built a team of approximately 20 active sales people in a home chemistry business and managed their activities for over two years, starting at the age of 17. Timmu was one of the two top real estate brokers, based on commissions, at RE/MAX Estonia in 2012, and then left to start his own company in 2013. During the period from 2013 to 2014 Timmu also had a significant role in building an Estonian clothing brand, Swärk (Swarkshirts.com). From September 1, 2014 to August 15, 2016, Timmu worked full time for Wolfprint 3D OÜ. Since August 16, 2016, Timmu has been working full time for the Company and Wolfprint 3D OÜ.

Haver Järveoja, Secretary and Treasurer

In 2013, while in his second year of college, Haver founded a consulting company, Causa OÜ, which helps foreigners who desire to do business in Estonia. In 2013, Haver was employed by the brokerage department of LHV Bank as a junior US equities broker. In addition, Haver was a Country Manager for a US NGO, Students For Liberty, from 2013 through 2014. In 2015, he was chosen to be Ebster of the year (Estonian Business School student of the year). From September 1, 2014 to August 15, 2016, Haver worked full time for Wolfprint 3D OÜ. Since August 16, 2016, Haver has been working full time for the Company and Wolfprint 3D OÜ.

Each of Timmu Tõke and Haver Jarveoja has entered into a contract with Wolfprint 3D OÜ, pursuant to which each of them is entitled to be compensated for services provided to the Company and Wolfprint 3D OÜ. During 2016, Wolfprint 3D OÜ paid each of Timmu and Haver an aggregate of 7,438 euros and 7,120 euros, respectively.

Wolfprint 3D Inc. has no employees at present, but Wolfprint 3D OÜ has 6 employees, including Rainer Selvet and Kaspar Tiri, who are key employees and co-founders of Wolfprint 3D OÜ. Both of them have been working full-time for Wolfprint 3D OÜ since September 1, 2014. During 2016, Wolfprint 3D OU paid each of Rainer and Kasper, 8,400 euros and 14,370 euros, respectively.

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PRINCIPAL SECURITY HOLDERS

As of the date hereof, the holders of the Company’s capital stock are as follows:

Name of Stockholder	Beneficial Owner	Number and Class of Securities	% of Voting Power
Inventrum OÜ	Timmu Tõke	4,117 shares of common stock	39.33%
Causa OÜ	Haver Järveoja	859 shares of common stock	8.21%
Wikiwise OÜ	Kaspar Tiri	1,304 shares of common stock	12.46%
Rainer Selvet		793 shares of common stock	7.58%
Healthcare Solutions OÜ	Frederik Roeder	109 shares of common stock	1.04%
AS Estonian Business School Group	Mart Habakuk	2,415 shares of common stock	23.07%
Wise Guys Investment OÜ		870 shares common stock	8.31%
TOTAL		10,467 shares of common stock	100%

CAPITAL STOCK

The Company’s authorized capital stock consists of 20,000 shares of common stock, par value $0.01 per share. As of December 31, 2016, 10,870 shares of the Company’s common stock were outstanding. In February 2017, transfers of shares of the Company’s common stock between and among certain stockholders and the Company occurred. As a result of such share transfers, as of date hereof, 10,467 shares of the Company’s common stock are outstanding. The following is a summary of the rights of our capital stock as provided in our certificate of incorporation and bylaws.

Common Stock

Voting Rights. At every meeting of the stockholders, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock of the Company registered in his, her or its name on the books of the Company. Holders of common stock do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Dividend Rights. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. We have never declared or paid cash dividends on any of our capital stock and currently do not anticipate paying any cash dividends in the foreseeable future.

Liquidation Rights. In the event of our liquidation, dissolution, or winding up, holders of common stock will be entitled to share rateably in the net assets legally available for distribution to stockholders after the payment of all our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. Holders of our common stock have no preemptive, subscription, redemption or conversion rights and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of the Company’s common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of any classes of preferred stock that we may designate in the future.

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Preferred Stock

The Company has not yet authorized any classes of preferred stock.

Restrictions on Transfer

The Crowd Notes issued by the Company pursuant to Regulation CF may not be transferred by any purchaser of such securities during the one-year holding period beginning on the date of issuance of such Crowd Notes, unless such securities are transferred: (i) to the Company, (ii) to an accredited investor, as defined in Rule 501(d) of Regulation D of the Securities Act of 1933, as amended, (3) as part of an offering registered with the SEC or (4) to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a family member of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstances. “Member of the family” as used herein means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother/father/daughter/son/sister/brother-in law, and includes adoptive relationships.

FINANCIAL STATEMENTS AND FINANCIAL CONDITION

Financial Statements

Our financial statements can be found at Exhibit A. The financial statements of Wolfprint 3D OÜ are consolidated with those of the Company as of the date of the share exchange.

Results from Operations

Wolfprint 3D Inc. has never recognized any revenues and we do not expect to do so until after completing development of core technology. Wolfprint 3D OÜ had minimal revenues in 2014, 2015 and 2016. From the period from the Company’s inception on August 18, 2016 through December 31, 2016, we incurred $91,733 in operating expenses. We recorded a net loss of $48,383 for the period from inception on August 18, 2016 through December 31, 2016.

Liquidity and Capital Resources

As of December 31, 2016, our current assets were $31,068. Our current liabilities at December 31, 2016 totalled $222,203. The net proceeds from the issuance of Crowd Notes pursuant to the Regulation CF Offering and Regulation D Offering totalled $564,588.40. These funds are being used primarily to fund development of our technology.

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Indebtedness

As of December 31, 2016, the Company had no indebtedness and Wolfprint 3D OÜ had the following indebtedness:

Name of Lender	Date of Loan	Related Party	Maturity Date	Interest Rate	Outstanding Principal Amount as of December 31, 2016
Causa OÜ	N/A	Haver Järveoja	None; payable on demand	N/A	$224.19
AS Estonian Business School Group	5/23/14	Mart Habakuk	12/31/2017	12%	$129,790.00
Inventrum OÜ	N/A	Timmu Tõke	None, payable on demand	N/A	$70.81
Marika Tõke	N/A		None, payable on demand	N/A	$253.16
Timmu Tõke	N/A		None, payable on demand	N/A	$217.43
Healthcare Solutions OÜ	9/11/16	Frederik Roeder	1/20/17	2%	$18,466.00
Urmas Jarve	8/26/16		2/22/17	N/A	$4,348.56
Asma Capital OÜ	9/1/16	Aleksandra Järve	12/1/16	5%	$2.174.28

On May 23, 2014, Wolfprint 3D OÜ entered into a loan agreement with AS Estonian Business School, a stockholder of the Company. On May 23, 2015, the loan was amended to increase the principal amount borrowed by Wolfprint 3D OÜ thereunder to $129,790. Such loan bears interest at a rate of 12% per annum and has a maturity date of December 31, 2017. The loan is secured by the fixed assets of Wolfprint 3D OÜ and is required to be repaid before repayment of any other loans made to Wolfprint 3D OÜ. Pursuant to an amendment to the loan, the maturity date of the loan has been extended to December 31, 2017. AS Estonian Business School Group has the right to convert, at a discounted rate, $54,000 of the outstanding loan amount into certain financings undertaken by Wolfprint 3D OÜ, provided that the gross proceeds from any such financing equal at least $217,428. As of December 31, 2016, the outstanding principal amount of this loan was $129,790 and the total amount of interest outstanding under the loan was $23,120.

On December 29, 2016, Wolfprint 3D OÜ entered into a 3-week loan agreement with Healthcare Solutions OÜ, a stockholder of the Company, pursuant to which Healthcare Solutions OÜ loaned Wolfprint 3D OÜ the principal amount of $18,466. The loan bears interest at a rate of 2% per annum. This loan was one of a series of loans made by Healthcare Solutions OÜ to Wolfprint 3D OÜ in 2016. All of the other loans made by Healthcare Solutions OÜ to Wolfprint 3D OÜ during 2016 were repaid or rolled into the loan made on December 29, 2016.The loan is secured by the accounts receivable of Wolfprint 3D OÜ. As of December 31, 2016, total outstanding interest on the December 29, 2016 loan was $2.09. On January 20, 2017, Wolfprint 3D OÜ repaid the principal amount of the December 29, 2016 loan together with accrued interest thereon of $225.13.

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The maturity date of the loan made by Asma Capital OÜ to Wolfprint 3D OÜ was extended by agreement of the parties. On January 24, 2017, Wolfprint 3D OÜ repaid Asma Capital OÜ the principal amount of $2.174.28 together with accrued interest thereon of $44.77. On February 22, 2017, Wolfprint 3D OÜ repaid Urmas Jarve the principal amount of $4,348.56.

During 2016 and as described in the table above, Wolfprint 3D OÜ borrowed money from certain persons which loans do not accrue interest and are payable on demand. The aggregate unpaid amount of these loans was $6,993.43 as of December 31, 2016. Stockholders of the Company have advanced funds to Wolfprint 3D OÜ in the normal course of business. As of December 31, 2016, the balance due to the stockholders under these arrangements was $295. These advances bear no interest and are considered payable on demand.

Plan of Operations

We are currently working on developing an initial smartphone based 3D scanning application that we estimate will be completed in June 2017, to generate interest among gaming and VR sectors. We intend to improve and add functionality throughout 2017 and 2018.

The anticipated budgets for fiscal year 2017 are provided in the table below:

Uses	Amount
Debt and interest payments	$22,253.04
Research and development	$155,771.25
Payroll	$122,391.70
Sales and marketing	$27,816.30
Operating expenses	$94,575.40
Miscellaneous	$16,689.78
TOTAL	$439,497.46

The amounts that we actually spend for any specific purpose may vary significantly, and will depend on a number of factors including, but not limited to, the pace of progress of our development efforts, actual needs with respect to product testing, research and development, market conditions, and changes in or revisions to our marketing strategies, as well as any legal or regulatory changes which may ensue.

If management is unable to implement our proposed business plan or employ alternative financing strategies, it does not presently have any alternative proposals. We cannot assure you that our technology will be accepted in the marketplace, that we will ever earn revenues sufficient to support our operations or that we will ever be profitable. Furthermore, we cannot assure that we will be able to raise money as and when we need it to continue our operations. If we cannot raise funds as and when we need them, we may be required to severely curtail, or even to cease, our operations.

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SIGNATURES

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C-AR and has duly caused this Form to be signed on its behalf by the duly authorized undersigned.

The undersigned also certifies that the attached financial statements are true and complete in all material respects.

/s/ Timmu Tõke
(Signature)

Wolfprint 3D Inc.
(Issuer)

Chief Executive Officer
(Title)

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), this Form C-AR has been signed by the following person in the capacities and on the date indicated.

/s/ Timmu Tõke
(Signature)

Timmu Tõke
(Name)

Chief Executive Officer and Director
(Titles)

May 1, 2017
(Date)

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EXHIBIT A

FINANCIAL STATEMENTS

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Wolfprint 3D Inc.,

a Delaware corporation

Consolidated Financial Statements (Unaudited)

December 31, 2016

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WOLFPRINT 3D INC.

TABLE OF CONTENTS

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WOLFPRINT 3D INC. CONSOLIDATED BALANCE SHEET (UNAUDITED) As of December 31, 2016

ASSETS
Current Assets:
Cash and cash equivalents	$10,517
Accounts receivable	6,096
Other receivables	2,903
Prepaid expenses	11,552
Total Current Assets	31,068

Non-Current Assets:
Property and equipment, net	13,252
Intangible assets	840
Total Non-Current Assets	14,092

TOTAL ASSETS	$45,160

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities:
Current Liabilities:
Accounts payable	$25,749
Accrued expenses	12,508
Deferred revenue	5,276
Due to shareholders	295
Accrued interest payable	23,343
Loans payable	155,032
Total Liabilities	222,203

Stockholders' Equity (Deficit):
Common Stock, $0.01 par value, 20,000 shares
authorized, 10,870 shares issued and
outstanding, as of December 31, 2016	109
Additional paid-in capital	25,743
Accumulated deficit	(202,895)
Total Stockholders' Equity (Deficit)	(177,043)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$45,160

No assurance is provided

See accompanying notes, which are an integral part of these consolidated financial statements.

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WOLFPRINT 3D INC. STATEMENT OF COMPREHENSIVE INCOME (UNAUDITED) For the period from August 18, 2016 (inception) to December 31, 2016

Net revenues	$28,726
Costs of net revenues	(13,956)
Gross profit	14,770

Operating Expenses:
General & administrative	39,274
Research & development	37,615
Compensation & benefits	10,472
Sales & marketing	4,412
Total Operating Expenses	91,773

Loss from operations	(77,003)

Other Income/(Expense):
Grant revenue	42,208
Rental revenue	3,166
Interest expense	(16,514)
Other expenses	(240)
Total Other Income/(Expense)	28,620

Provision for income taxes	-

Net loss	$(48,383)

No assurance is provided

See accompanying notes, which are an integral part of these consolidated financial statements.

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WOLFPRINT 3D INC. CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) (UNAUDITED) For the period from August 18, 2016 (inception) to December 31, 2016

	Common Stock		Additional		Total Stockholders'
	Number of Shares	Amount	Paid-In Capital	Accumulated Deficit	Equity (Deficit)

Balance at August 19, 2016 (inception)	-	$-	$-	$-	$-
Issuance of common stock	10,870	109	-	-	109
Transfer in of subsidiary	-	-	25,743	(154,512)	(128,769)
Net loss	-	-	-	(48,383)	(48,383)
Balance at December 31, 2016	10,870	$109	$25,743	$(202,895)	$(177,043)

No assurance is provided

See accompanying notes, which are an integral part of these consolidated financial statements.

19

WOLFPRINT 3D INC. CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) For the period from August 18, 2016 (inception) to December 31, 2016

Cash Flows From Operating Activities
Net Loss	$(48,383)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	163
Gain on disposal	(214)
Cash conveyed in non-monetary exchange	3,843
Changes in operating assets and liabilities:
Change in accounts receivable	(5,023)
Change in other receivables	(2,903)
Change in prepaid expenses	1,832
Change in accounts payable	17,872
Change in accrued expense	(1,040)
Change in deferred revenue	2,110
Change in accrued interest payable	15,998
Net Cash Used In Operating Activities	(15,745)

Cash Flows From Investing Activities
Proceeds from asset disposal	3,166
Net Cash Provided by Investing Activities	3,166

Cash Flows From Financing Activities
Advances from related party	492
Proceeds from loans payable	22,604
Net Cash Provided By Financing Activities	23,096

Net Change In Cash	10,517
Cash at Beginning of Period	-
Cash at End of Period	$10,517

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$16,514
Cash paid for income taxes	$-

No assurance is provided

See accompanying notes, which are an integral part of these consolidated financial statements.

20

WOLFPRINT 3D INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) As of December 31, 2016 and for the period then ended

NOTE 1: NATURE OF OPERATIONS

Wolfprint 3D Inc. (“Company”) is a corporation formed on August 18, 2016 under the laws of Delaware. The Company provides products and services related to 3D modeling and 3D scanning.

On September 16, 2016, the stockholders owning 100% of the capital stock of Wolfprint 3D OÜ, an Estonian limited company (the “Subsidiary”), entered into an agreement with the Company pursuant to which such stockholders exchanged all of their shares of capital stock of Wolfprint 3D OÜ for an aggregate of 10,870 shares of the common stock of the Company. As a result of this exchange, Wolfprint 3D OÜ became a wholly-owned subsidiary of the Company.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company prepares consolidated financial statements in accordance with generally accepted accounting principles in the United States of America (GAAP). The consolidated financial statements include the accounts of each entity and are presented on a consolidated basis. All transactions and balances between the Company and Subsidiary have been eliminated in consolidating the accounts for consolidated financial statement preparation. The accounting and reporting policies of the Company conform to GAAP. In accordance with ASC 805, Business Combinations, transactions between entities under common control are retroactively applied, and accordingly, the Company’s and the Subsidiary’s financial activity has been included as of December 31, 2016 and for the period from the Company’s inception date to December 31, 2016.

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

As of December 31, 2016, the Company has not commenced full scale planned principal operations nor generated significant operating revenue. The Company’s activities since inception have consisted of formation activities, development, and capital raising activities. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

No assurance is provided

21

WOLFPRINT 3D INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) As of December 31, 2016 and for the period then ended

Cash Equivalents

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at their estimated collectible amounts. Accounts receivable are periodically evaluated for collectability based on past credit history with clients and other factors. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance, and current economic conditions. As of December 31, 2016, the Company had $6,096 of accounts receivable and no allowances.

Property and Equipment

The Company has a policy to capitalize expenditures with useful lives in excess of one year and costs exceeding $1,000 as property and equipment and depreciates such assets on a straight-line basis over estimated useful lives which are currently estimated at 4 years.

As of December 31, 2016, property and equipment consisted of the following:

Property and equipment, at cost	$30,125
Accumulated depreciation	(16,873)
Property and equipment, net	$13,252

Depreciation expense totaled $163 for the period from August 18, 2016 (inception) to December 31, 2016.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

No assurance is provided

22

WOLFPRINT 3D INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) As of December 31, 2016 and for the period then ended

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured.

The Company received $42,208 from an incubator during the period ended December 31, 2016. The Company does not expect to receive future grant revenue.

Research and Development

Research and development costs are expensed as incurred, with such expenses totaling $37,615 for the period ended December 31, 2016.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the consolidated financial statements and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will be realized.

The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements. The Company has determined that there are no material uncertain tax positions.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future. The Company had no activity in the United States as of and for the period ended December 31, 2016. As such there has been no deferred tax assets or liabilities recorded.

The Subsidiary is not presently subject to any income tax in any taxing jurisdiction.

No assurance is provided

23

WOLFPRINT 3D INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) As of December 31, 2016 and for the period then ended

The Company files U.S. federal and state income tax returns. The 2016 tax returns have been filed as of the issuance of these consolidated financial statements. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

Foreign Currency

The consolidated financial statements are presented in United States Dollars (“USD”), which is the reporting currency and the functional currency of the Company’s U.S. operations. The functional currency for the Subsidiary is its local currency. In accordance with ASC 830, Foreign Currency Matters, foreign denominated monetary assets and liabilities are translated to their USD equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rate prevailing at the transaction date. Revenue and expenses were translated at the prevailing rate of exchange at the date of the transaction. Related translation adjustments are reported as a separate component of stockholders’ deficit, whereas gains or losses resulting from foreign currency transactions are included in results of operations. At December 31, 2016, the foreign currency translation was immaterial and therefore not reflected in these consolidated financial statements.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $48,383 for the period ended December 31, 2016 and has produced insignificant revenues to date. The Company’s ability to continue as a going concern in the next twelve months following the date of these consolidated financial statements is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. Management has evaluated these conditions and plans to seek additional capital from outside investors to satisfy its capital needs.

No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: STOCKHOLDERS’ EQUITY

The Company’s authorized capital stock consists of 20,000 shares of common stock, $0.01 par value per share. As of December 31, 2016, 10,870 shares of common stock were issued and outstanding. As previously mentioned in Note 1, on September 16, 2016, the stockholders owning 100% of the capital stock of Wolfprint 3D OÜ entered into an agreement with the Company pursuant to which such stockholders exchanged all of their shares of capital stock of Wolfprint 3D OÜ for an aggregate of 10,870 shares of the common stock of the Company. As a result of this exchange, Wolfprint 3D OÜ became a wholly-owned subsidiary of the Company. The Company has included the cumulative results of the Subsidiary’s operations prior to the Company’s August 18, 2016 inception date as transferred effective as of the Company’s date of formation.

No assurance is provided

24

WOLFPRINT 3D INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) As of December 31, 2016 and for the period then ended

NOTE 5: RELATED PARTY TRANSACTIONS

Stockholders of the Company advanced funds to the Company in the normal course of business. As of December 31, 2016, the balance due to the stockholders under these arrangements was $295. These advances bear no interest and are payable on demand.

NOTE 6: LOANS PAYABLE

On May 23, 2014, the Subsidiary entered into a loan agreement with a stockholder. On May 23, 2015, such loan was amended to increase the principal amount thereunder to $129,790. Such loan bears interest at an annual rate of 12%, has a maturity date of December 31, 2017 and is secured by the fixed assets of the Subsidiary. Interest expense for this loan totaled $14,481 for the one-year period ending December 31, 2016. As of December 31, 2016, the total amount of principal and interest outstanding under the loan were $129,790 and $23,120, respectively. The lender has the right to convert, at a discounted rate, $54,000 of the outstanding loan amount into certain financings undertaken by Wolfprint 3D OÜ, provided that the gross proceeds from any such financing equal at least $217,428.

The loan bears interest at a rate of 2% per annum. This loan was one of a series of loans made by Healthcare Solutions OÜ to Wolfprint 3D OÜ during 2016. All of the other loans made by Healthcare Solutions OÜ to Wolfprint 3D OÜ during 2016 were repaid or rolled into the loan made on December 29, 2016. The December 29, 2016 loan is secured by the accounts receivable of Wolfprint 3D OÜ. As of December 31, 2016, total outstanding interest on the December 29, 2016 loan was $2.09. On January 20, 2017, Wolfprint 3D OÜ repaid the principal amount of the December 29, 2016 loan together with accrued interest thereon of $225.13.

On December 29, 2016, Wolfprint 3D OÜ entered into a 3-week loan agreement with Healthcare Solutions OÜ, pursuant to which Healthcare Solutions OÜ loaned Wolfprint 3D OÜ the principal amount of $18,466. The loan bears interest at a rate of 2% per annum and is secured by the accounts receivable of Wolfprint 3D OÜ. This loan was one of a series of loans made by Healthcare Solutions OÜ to Wolfprint 3D OÜ during 2016. All of the other loans made by Healthcare Solutions OÜ to Wolfprint 3D OÜ during 2016 were repaid or rolled into the loan made on December 29, 2016. The December 29, 2016 loan is secured by the accounts receivable of Wolfprint 3D OÜ. As of December 31, 2016, the total outstanding principal amount of the loan was $18,466 and the total outstanding amount of interest thereunder was $222. On January 20, 2017, Wolfprint 3D OÜ repaid the principal amount of the December 29, 2016 loan together with accrued interest thereon of $245.62.

During 2016, the Company entered into several other loan agreements which are payable on demand, bear no interest, and do not require monthly payments. The total unpaid principal amount of these loans was $6,776 as of December 31, 2016.

Future Minimum Debt Payments

Future minimum debt payments under the Company’s outstanding loans are as follows as of December 31, 2016:

2017	$155,032
Total	$155,032

No assurance is provided

25

WOLFPRINT 3D INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) As of December 31, 2016 and for the period then ended

NOTE 7: LEASE OBLIGATIONS

In December 2016, the Subsidiary entered into a lease agreement for office space, which commenced December 28, 2016 and expires on December 27, 2019. The monthly lease obligations under this agreement are base rent of $897 per month. The lease is cancellable by either party, upon three months’ prior written notice. Rent expense for the period ended December 31, 2016 totaled $4,576.

The following are future minimum lease obligation on the Company’s lease agreement:

December 31,	Lease Obligations
2017	$10,764
2018	10,764
2019	10,764
$32,292

NOTE 8: CONTINGENCIES

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matter will have a material adverse effect on its business, financial condition or results of operations.

NOTE 9: RECENT ACCOUNTING PRONOUNCEMENTS

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 10: SUBSEQUENT EVENTS

Convertible Notes

In 2017, in a series of closing, the last of which occurred on April 6, 2017, the Company raised gross proceeds of $604,640 and issued an aggregate principal amount of convertible promissory notes of $164,700 to investors pursuant to a Regulation CF offering, an aggregate principal amount of convertible promissory notes of $439,940 to investors pursuant to a Regulation D offering and an aggregate principal amount of convertible promissory notes of $29,857 to SI Securities LLC, as non-cash compensation for acting as exclusive placement agent and intermediary in connection with the Company’s Regulation CF offering and Regulation D offering. The Company also paid SI Securities LLC a cash placement fee in the aggregate amount of $30,344.50. The convertible promissory notes issued pursuant to the Regulation CF offering and the Regulation D offering are substantially similar. However, the convertible promissory notes issued pursuant to the Regulation D offering and to SI Securities LLC accrue interest at a rate of 5% per annum, while the convertible promissory notes issued pursuant to the Regulation CF offering accrue no interest. In the case of the convertible promissory notes issued pursuant to Regulation CF, upon the closing of a qualified equity financing, which is defined as the first sale by the Company of preferred stock in which the Company receives gross proceeds of not less than $1 million, such convertible promissory notes will convert into shares of the Company’s preferred stock at the earlier of (i) the Company’s election or (ii) the occurrence of a corporate transaction. In the case of the convertible promissory notes issued pursuant to Regulation D, upon the occurrence of a qualified equity financing, such convertible promissory notes, together with accrued interest thereon, will automatically convert into shares of the Company’s preferred stock.

The price at which the convertible promissory notes issued by the Company pursuant to Regulation CF and Regulation D will convert into shares of preferred stock upon the occurrence of a qualified equity financing equals the lesser of: A) 20% less than the price per share paid by the investors purchasing preferred stock in the qualified equity financing and B) a price per share equal to $4,500,000 divided by the number of shares of the Company’s common stock outstanding on a fully diluted basis. In the event of a corporate transaction, if it occurs prior to a qualified equity financing or if the value of the converted shares that the investor would receive is less than twice the amount the investor invested, the investor will receive a payment equal to twice the amount of its initial investment in lieu of the converted shares.

The net proceeds received by the Company from the offerings pursuant to Regulation CF and Regulation D were $564,588.40.

Management’s Evaluation

Management has evaluated subsequent events through April 25, 2017, the date the consolidated financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidated financial statements.

No assurance is provided

26